Exhibit 10.2

CONTROL BLOCK SHARE TRANSFER AGREEMENT

THIS CONTROL BLOCK SHARE TRANSFER AGREEMENT (the “Agreement”) is made effective as of the 7th day of November 2023, by and among YUENGLINGS ICE CREAM CORPORATION, a Nevada corporation (“Pubco” or “YCRM”) and Everett M. Dickson, the majority voting shareholder in Pubco, (“Controlling Shareholder”) and RICHARD JORDAN.

WHEREAS, the Controlling Shareholder is the registered and beneficial owner of 475,000 shares of Series A Preferred Stock in Pubco, (which represents all of the issued and outstanding shares of Pubco’s Series A Preferred Stock, following the cancellation by the Controlling Shareholder of 4,525,000 shares of Series A Preferred Stock in September of 2023), which represents majority voting control over Pubco on all matters submitted to a vote of the holders of Pubco common and preferred stock (the “Control Block”); and

WHEREAS, in connection with his resignation from all officer and director positions of YCRM, the Controlling Shareholder has agreed to transfer and assign to Richard Jordan the Control Block; and

WHEREAS, that upon the execution of this Agreement, Richard Jordan shall pay the Controlling Shareholder $140,000 as consideration for the Control Block;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF controlling shareholder and pubco

Title and Authority of Controlling Shareholder. The Controlling Shareholder is and will be as of the Closing, the registered and beneficial owner of and will have good and marketable title to the Control Block held by Everett M. Dickson and will hold such Control Block free and clear of all liens, charges and encumbrances whatsoever; and such Control Block of YCRM held by the Controlling Shareholder have been duly and validly issued and are fully paid and non-assessable. The Controlling Shareholder has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the registered, legal, and beneficial title and ownership of the Control Block.

MISCELLANEOUS PROVISIONS

Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

Expenses. Each party will bear their own respective costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including the legal fees, all fees and expenses of agents, representatives and accountants, and other costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

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Entire Agreement. This Agreement, and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery or internationally recognized express courier to the parties at the addresses (or at such other address for a party as will be specified by like notice) on file with YCRM’s transfer agent.

Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

Counterparts. This Agreement may be executed in one or more counterparts, including by electronic means and by email in portable document format, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties hereto have executed this Control Block Share Transfer Agreement as of the day and year first above written.

YUENGLINGS ICE CREAM CORPORATION

By: /s/________________________________
Authorized Signatory
Name: Everett M. Dickson
Title: Chairman

EVERETT M. DICKSON

/s/________________________________
Everett M. Dickson

RICHARD JORDAN

/s/________________________________
Richard Jordan

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